UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

REVEN HOUSING REIT, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Reven Housing REIT, Inc.

7911 Herschel Avenue, Suite 201

La Jolla, California

(858) 459-4000

To Our Stockholders:

The purpose of this Information Statement is to inform you that on January 29, 2013, the stockholders of Reven Housing REIT, Inc. (“Reven” or the “Company”) approved through action by written consent the Company’s Employment Agreement with Chad M. Carpenter, the current President and Chief Executive Officer of the Company. The Company’s Board of Directors had unanimously approved Mr. Carpenter’s Employment Agreement on January 23, 2013, and thereafter recommended and submitted Mr. Carpenter’s Employment Agreement to the Company’s stockholders for approval. The details of the Employment Agreement and other important information are set forth in the accompanying Information Statement

Under Section 7-107-104 Colorado Business Corporation Act and as provided by the Company’s Restated Articles of Incorporation, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of common stock approved the foregoing action. In addition, the stockholder approval obtained includes approval by stockholders representing a majority in voting power of the outstanding shares that are disinterested in the foregoing action, i.e. excluding the shares owned by Mr. Carpenter. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing action by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Chad M. Carpenter

Chairman of the Board

La Jolla, California

January 31, 2013

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN

CONSENTS OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of Reven Housing REIT, Inc., a Colorado corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consents of stockholders owning a majority of the outstanding shares of our common stock. This action is being taken in accordance with the requirements of the Company’s Restated Articles of Incorporation and the Colorado Business Corporation Act.

This Information Statement will first be mailed to stockholders on or about January 31, 2013 and is being furnished for informational purposes only.

On January 23, 2013, the Company’s Board of Directors through action by written consent unanimously approved the Company’s Employment Agreement with Chad M. Carpenter, our current President and Chief Executive Officer. The Board of Directors then recommended and submitted Mr. Carpenter’s Employment Agreement to the Company’s stockholders for approval.

As of January 29, 2013 (the “Record Date”), stockholders who then owned of record an aggregate of 7,407,852 shares of our common stock executed and delivered to us written consents authorizing and approving the Company’s Employment Agreement with Chad M. Carpenter, our current President and Chief Executive Officer (the “Action”). Such approving stockholders then held approximately 88.7% of the total outstanding shares of our common stock. In addition, the stockholder approval obtained includes approval by stockholders representing a majority in voting power of the outstanding shares that are disinterested in the foregoing action (“Disinterested Stockholders”), i.e. excluding the shares owned by Mr. Carpenter. Without counting the shares of our common stock beneficially owned by Mr. Carpenter, stockholders who owned of record an aggregate of 2,361,552 shares as of the Record Date, representing approximately 71.5% of outstanding shares held by Disinterested Stockholders, executed and delivered to us written consents authorizing and approving the Company’s Employment Agreement with Mr. Carpenter.

Accordingly, the Action has been approved by both (i) the holders of a majority of the outstanding shares of our common stock and (ii) the holders of a majority of the outstanding shares of our common stock held by Disinterested Stockholders. No further vote or further action of our stockholders is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, this Action will not be effective until at least 20 days after this Information Statement has first been sent to stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Action.

Our executive offices are located at 7911 Herschel Avenue, Suite 201, La Jolla, California, and our telephone number is (858) 459-4000.

QUESTIONS AND ANSWERS ABOUT THE EMPLOYMENT AGREEMENT

Q: Why did I receive this Information Statement?

A: Applicable laws require us to provide you information regarding the Action even though your vote is neither required nor requested for the Action to become effective.

Q: What will I receive if the Action is completed?

A: Nothing. Upon the completion of the Action, the Company will enter into the Employment Agreement with Mr. Carpenter.

Q: When do you expect the Employment Agreement to become effective?

A: We expect to enter into the Employment Agreement with Mr. Carpenter not less than 20 days after this Information Statement has been sent to you, or as soon thereafter as practicable.

Q: Why am I not being asked to vote?

A: The Company’s Board of Directors has approved the Agreement. In addition, the holders of a majority of the issued and outstanding shares of common stock and the holders of a majority of the outstanding shares held by Disinterested Stockholders have already approved the Employment Agreement pursuant to a written consent in lieu of a meeting. Such approval is sufficient under Colorado law, and no further approval by our stockholders is required.

Q: What do I need to do now?

A: Nothing. This information statement is purely for your information and does not require or request you to do anything.

You may obtain additional information about the Company from documents filed with the Securities and Exchange Commission (hereafter, the "SEC") at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Reven, that file electronically with the SEC. The public can obtain any document we file with the SEC at "www.sec.gov."

ACTION: EMPLOYMENT AGREEMENT WITH CHAD M. CARPENTER

The Company’s Board of Directors has deemed it advisable and in the best interests of the Company to enter into an Employment Agreement with Chad M. Carpenter, the Company’s current Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer, in connection with his employment as the Chief Executive Officer of the Company. Since July 2012 when Mr. Carpenter joined the Company, the Company has engaged in its current business under the management and direction of Mr. Carpenter. Mr. Carpenter has been instrumental in the development and execution of the Company’s business plan, and the Company’s Board of Directors and stockholders have approved a definitive employment agreement with Mr. Carpenter. The Company anticipates that it will enter into the Employment Agreement with Mr. Carpenter approximately twenty (20) days after this Information Statement has been mailed out to our stockholders.

The Employment Agreement will provide for, among other things, (i) an initial term of five years; (ii) a base salary at an annual rate of $240,000 commencing on the date on which the Company has received at least $10,000,000 of capital; (iii) bonuses ranging from 50% to 200% of his base salary based on the satisfaction of performance criteria to be established by the Board of Directors; (iv) a severance payment equal to 2 times the sum of his annual base salary and target bonus plus a lump-sum payment equal to the greater of 1% of the value of the Company at the time of notice of termination or $2,000,000, less any gross amounts received or realized by Mr. Carpenter in respect of any stock options or equity awards granted to him during his employment in the event that Mr. Carpenter’s employment is terminated by the Corporation without cause, Mr. Carpenter leaves for good reason as specified in the Employment Agreement or the Employment Agreement is not extended by the Company without cause or by Mr. Carpenter for good reason (the “Severance Payment”); and (v) payment to Mr. Carpenter of the Severance Payment in the event Mr. Carpenter’s employment is terminated by the Company without cause or by Mr. Carpenter for good reason during the 18-month period following a change in control of the Company.

A copy of the Employment Agreement is attached as Exhibit A to this Information Statement.

INTERESTS OF PERSONS IN MATTERS TO BE ACTED UPON

Chad M. Carpenter has a direct financial interest in the Employment Agreement and in the favorable outcome of this Action. Mr. Carpenter is the Company’s current Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer. Mr. Carpenter owns of record and beneficially 5,046,300 shares of the Company’s outstanding common stock, which shares represent approximately 60.4% of the Company’s outstanding common stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of January 29, 2013, the Company's authorized capitalization consisted of 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock), of which 8,350,000 shares were issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which no shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. The voting rights of our Common Stock are described below. Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of January 29, 2013 and stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock held by Disinterested Stockholders as of January 29, 2013 have voted in favor of the foregoing proposal by action by written consent; and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Our Common Stock is the only class of voting securities issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

There were no options outstanding as of January 29, 2013.

As of January 29, 2013, the Company has outstanding warrants (the “Warrants”) exercisable for shares of the Company’s capital stock issued in the Company’s next equity financing in which it sells shares of its capital stock with an aggregate sales price of at $5,000,000 or more (the “Qualified Equity Financing”). The exercise price of the Warrants will be the same as the price per share of the equity securities sold to investors in the Qualified Equity Financing, and the Warrants collectively provide for 100% warrant coverage on an aggregate principal amount of $1,054,352.04 of the outstanding convertible promissory notes issued in the Company’s October 2012 and January 2013 convertible bridge financings.

Accordingly, there are 8,350,000 votes outstanding voting together as a single class. Shareholders of record at the close of business on January 29, 2013, are entitled to receive this notice and Information Statement.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of January 29, 2013

•	by each person who is known by us to beneficially own more than 5% of our Common Stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

Name And Address (1)	Number Of Common Shares Beneficially Owned (2)		Percentage Owned (2)
5% or greater owners:
Carpenter 2002 Irrevocable Trust	900,000	(3)	10.8%
Robert B. Prag (4)	780,626	(5)	9.3%
Daniel Najor (6)	680,926	(7)	8.2%

Directors and Executive Officers:
Chad M. Carpenter	5,046,300		60.4%
Michael P. Soni	10,000		*
Jon Haahr(8)	-0-		-0-

All directors and officers as a group (3 persons)	5,046,300		60.5%

(1)	Unless otherwise noted, the address is c/o Reven Housing REIT, Inc., 7911 Herschel Avenue, Suite 201, La Jolla, CA 92037.
(2)	Applicable percentage ownership is based on 8,350,000 shares of common stock issued and outstanding at January 29, 2012. The number of shares “beneficially owned” as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and ay shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.
(3)	The trust’s address is 9825 Carroll Centre Rd., #300, San Diego, California 92126. Cort Carpenter is the trustee of the trust and has dispositive and voting control with respect to the shares held by the Carpenter 2002 Irrevocable Trust.
(4)	Mr. Prag’s address is 2455 El Amigo Road, Del Mar, CA 92014.
(5)	Includes 186,626 shares held of record by The Del Mar Consulting Group, Inc. Retirement Plan Trust. Mr. Prag has voting and dispositive power with respect to the shares held by The Del Mar Consulting Group, Inc. Retirement Plan Trust.
(6)	Mr. Najor’s address is 14317 Salida Del Sol, San Diego, CA 92127.
(7)	Includes 439,987 shares held of record by Najor Family Land Ltd. Mr. Najor has dispositive and voting control with respect to the shares held by Najor Family Land Ltd.

(8)	Mr. Haahr’s address is c/o Silver Portal Capital, LLC, 12265 El Camino Real, Suite 230, San Diego, CA 92130.
*	Less than 1 percent.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are no current arrangements which will result in a change in control.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the information statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by written request to our Chief Financial Officer.

MISCELLANEOUS

One information statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices or by mail.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chad M. Carpenter

Chad M. Carpenter

Chairman of the Board

La Jolla, California

January 31, 2013

Exhibit A

Employment Agreement

(See attached)

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and entered into effective as of February __, 2013 by and between REVEN HOUSING REIT, INC., a Colorado corporation (the "Company"), and CHAD CARPENTER (hereinafter, the "Executive").

W I T N E S S E T H:

WHEREAS, commencing on July 2, 2012, the Executive became employed as the Chief Executive Officer of the Company;

WHEREAS, the Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel;

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the Executive has contributed to the growth and success of the Company, and desires to assure the Company of the Executive's continued employment and to compensate him therefor;

WHEREAS, the Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company; and

WHEREAS, the Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby agree as follows:

1.             Definitions.      When used in this Agreement, the following terms shall have the following meanings:

(a)          “Accrued Obligations” means:

(i) all accrued but unpaid Base Salary through the end of the Term of Employment;

(ii) any unpaid or unreimbursed expenses incurred in accordance with Company policy, including amounts due under Section 5(a) hereof, to the extent incurred during the Term of Employment;

(iii) any accrued but unpaid benefits provided under the Company’s employee benefit plans, subject to and in accordance with the terms of those plans;

(iv) any unpaid Bonus in respect to any completed fiscal year that has ended on or prior to the end of the Term of Employment; and

(v) rights to indemnification by virtue of the Executive’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof.

(b) “Affiliate” means any entity that controls, is controlled by, or is under common control with, the Company. For the purposes of this definition, the terms “controls,” “is controlled by” or “under common control with” mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of voting securities, by contract or otherwise. In the event that any entity is deemed to be an Affiliate under this definition, such entity shall not be deemed to be an Affiliate for any other purposes other then as set forth in this Agreement.

(c) “Base Salary” means the salary provided for in Section 4(a) hereof or any increased salary granted to Executive pursuant to Section 4(a) hereof.

(d) “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(e) “Bonus” means any bonus payable to the Executive pursuant to Section 4(b) hereof.

(f) “Bonus Period” means the each period for which a Bonus is payable. Unless otherwise specified by the Board, the Bonus Period shall be the calendar year

(g) “Cause” means:

(i) a conviction of the Executive of a felony,; or

(ii) willful misconduct or gross negligence by the Executive resulting, in either case, in material economic harm to the Company of any of Related Entities; or

(iii) fraud, embezzlement, theft or dishonesty of a material nature by the Executive against the Company or any Related Entity, or a willful disclosure of material trade secrets or other material confidential information related to the business of the Company resulting, in any case, in material economic harm to the Company or any Related Entity; or

(iv) a willful material breach by the Executive of this Agreement resulting in material economic harm to the Company of any of Related Entities.

An act or failure to act shall not be “willful” if (i) done by the Executive in good faith or (ii) the Executive reasonably believed that such action or inaction was in the best interests of the Company and the Related Entities.

(h) “Change in Control” means the occurrence of any of the following:

(i) any one Person, or more than one Person acting as a group, acquires ownership of equity securities of the Company that, together with equity securities held by such Person or group, constitutes more than forty percent (40%) of the total fair market value or total voting power of the then outstanding equity securities of the Company entitled to vote in the election of directors of the Company; provided, however, that if any one Person, or more than one Person acting as a group, is considered to own more than forty percent (40%) of the total fair market value or total voting power of the then outstanding equity securities of the Company, the acquisition of additional equity securities by the same Person or Persons will not be considered a Change in Control under this Plan;

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(ii) during any period of two (2) consecutive years (not including any period prior to the Commencement Date) individuals who constitute the Board on the Commencement Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Commencement Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock and outstanding voting securities of the Company, as the case may be.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Agreement as the result of the issuance by the Company or any of its subsidiaries of any equity securities or securities convertible into equity securities for cash or property so long as such securities are issued by the Company other than in connection with a transaction that would result in a Change of Control pursuant to this Agreement.

(i) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Commencement Date” means February ___, 2013.

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(l) “Common Stock” means the common stock of the Company, par value $.001 per share.

(m) “Confidential Information” means all trade secrets and information disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company or any of its Affiliates (including information conceived, originated, discovered or developed by the Executive and information acquired by the Company or any of its Affiliates from others) prior to or after the date hereof, and not generally or publicly known (other than as a result of unauthorized disclosure by the Executive), about the Company or any or its Affiliates or its business. Confidential Information includes, but is not limited to, inventions, trade secrets, works of authorship, developmental or experimental work, know-how, data, financial information and forecasts, product plans, marketing plans and strategies, customer lists and confidential or proprietary contractual obligations and terms thereof, relating to the Company or any Affiliates, including, but not limited to, financial statements, financial projections, business plans, listings and confidential or proprietary contractual obligations and terms thereof, and components of intellectual property of the Company or any Affiliate.

(n) “Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(o) “Equity Awards” means any stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards granted by the Company or any of its Affiliates to the Executive.

(p) “Expiration Date” means the date on which the Term of Employment, including any renewals thereof under Section 3(b), shall expire.

(q) “Good Reason” means the occurrence of any of the following: (i) a material diminution in the Executive’s base compensation; (ii) a material diminution in the Executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or Executive instead of reporting directly to the Board; (iv) a material change in the geographic location at which the Executive must perform the services under this Agreement; or (v) any other action or inaction that constitutes a material breach by the Company of this Agreement. For purposes of this Agreement, Good Reason shall not be deemed to exist unless the Executive’s termination of employment for Good Reason occurs within one hundred and eighty (180) days following the initial existence of one of the conditions specified in clauses (i) through (v) above, the Executive provides the Company with written notice of the existence of such condition within sixty (60) days after the initial existence of the condition, and the Company fails to remedy the condition within thirty (30) days after its receipt of such notice.

(r) “Group” shall have the meaning ascribed to such term in Section 13(d) of the Securities Exchange Act of 1934.

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(s) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof.

(t) “Restricted Period” shall be the Term of Employment and the two (2) year period immediately following termination of the Term of Employment.

(u) “Severance Amount” shall mean an amount equal to two (2) times the sum of (A) the Executive’s annual Base Salary as in effect immediately prior to the Termination Date and (B) the Executive’s Target Bonus for the Bonus Period in which termination occurs.

(v) “Severance Term” means the two (2) year period following the date on which the Term of Employment ends.

(w) “Target Bonus” means the target annual incentive award opportunity for the applicable Bonus Period.

(x) “Term of Employment” means the period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement.

(y) “Termination Date” means the date on which the Term of Employment ends.

(z) “Termination Payment” means an amount equal to the greater of one percent (1%) of the equity value of the Company upon written notice to the Executive of such termination or $2,000,000.00, less any gross amounts received and/or realized by the Executive in respect of any Equity Awards that are granted to him during the Term of Employment including, without limitation, any amounts received as a result of cashing out of stock options under Section 6(i)(vi) of this Agreement.

(aa) “Termination Year Bonus” means Bonus payable under Section 4(b) hereof for the Bonus Period in which the Executive’s employment with the Company terminates for any reason.

2.             Employment; Board Member.

(a) Employment and Term.  The Company hereby agrees to employ the Executive and the Executive hereby agrees to enter into the employ of the Company during the Term of Employment on the terms and conditions set forth herein.

(b) Duties of Executive.  During the Term of Employment, the Executive shall be employed and serve as the Chief Executive Officer of the Company (the “CEO”), reporting directly to the Company’s Board of Directors with such authority, duties and responsibilities as are commensurate with such position. The Executive shall faithfully and diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full business time, attention and efforts to the performance of his duties under this Agreement, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. The Executive shall not engage in any other business relating to acquiring rented single family or multi-family housing, and portfolios in connection therewith, during the Term of Employment, including, without limitation, any activity that (i) conflicts with the interests of the Company or its subsidiaries, (ii) interferes with the proper and efficient performance of his duties for the Company, or (iii) interferes with the exercise of his judgment in the Company’s best interests. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (x) serve on corporate, civic, educational or charitable boards or committees, (y) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (z) manage personal investments, continue Managing the Western Residential Opportunity Fund and operate Reven Capital and its subsidiaries, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive’s responsibilities to the Company in accordance with this Agreement.

(c) Board Position. During the Term of Employment, the Executive will serve as a member of the Board and shall serve as the Chairman of the Board.

3.   Term.

(a) Initial Term. The initial Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence on the Commencement Date and shall expire on the fifth (5th) anniversary of the Commencement Date, unless sooner terminated in accordance with Section 6 hereof (the “Initial Term”).

(b) Renewal Terms. At the end of the Initial Term, the Term of Employment automatically shall renew for successive two (2) year terms (subject to earlier termination as provided in Section 6 hereof), unless the Company or the Executive delivers written notice to the other at least three (3) months prior to the Expiration Date of its or his election not to renew the Term of Employment.

4.   Compensation.

(a) Base Salary. Effective as of the date on which the Company has received at least ten million ($10,000,000) of capital, net of taxes and expenses, the Executive shall begin receiving a Base Salary at the annual rate of $240,000 during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Compensation Committee of the Board, be increased at any time or from time to time, but may not be decreased from the then current Base Salary. In addition, on each anniversary of the Commencement Date of this Agreement, the Compensation Committee shall undertake a compensation review of comparable public companies in order to determine the amount of any such increases to the Executive’s Base Salary based on competitive compensation of CEOs at such comparable public companies, which amount should be consistent with at least the fiftieth (50%) percentile of such comparable compensation.

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(b) Bonuses.

(i) During the Term of Employment, the Executive shall participate in the Company’s annual incentive compensation plan, program and/or arrangements applicable to senior-level executives as established and modified from time to time by the Compensation Committee of the Board in its sole discretion. During the Term of Employment, the Executive shall have a threshold bonus opportunity under such plan or program equal to 50% of his current Base Salary, a target bonus opportunity (the “Target Bonus”) under such plan or program equal to 100% of his current Base Salary, and a maximum bonus under such plan or program equal to 200% of his current Base Salary, in each case based on satisfaction of performance criteria to be established by the Compensation Committee of the Board within the first 3 months of each fiscal year of the Company that begins during the Term of Employment. Payment of annual incentive compensation awards shall be made in the same manner and at the same time that other senior-level executives receive their annual incentive compensation awards.

(ii) Any Bonus, including without limitation any Termination Year Bonus payable under Section 6 hereof, earned for any calendar year shall be paid in the immediately following calendar year, as soon as practicable after the audited financial statements for the Company for the year for which the Bonus is earned have been released and the Committee has certified that the Bonus has been earned.

(iii) For the bonus period in which the Executive’s employment with the Company terminates for any reason other than by the Company for Cause under Section 6(b) hereof, the Company shall pay the Executive a pro rata portion (based upon the period ending on the date on which the Executive’s employment with the Company terminates) of the bonus otherwise payable under Section 4(b)(1) for the bonus period in which such termination of employment occurs; provided, however, that (A) the bonus period shall be deemed to end on the last day of the fiscal quarter of the Company in which the Executive’s employment so terminates, and (B) the business criteria used to determine the bonus for this short bonus period shall be annualized and shall be determined based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, and reviewed and approved by the Compensation Committee of the Board..

(iv) The Executive shall receive such additional bonuses, if any, as the Compensation Committee may in its sole and absolute discretion determine.

5.      Expense Reimbursement and Other Benefits.

(a) Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company. In addition, the Company acknowledges that certain expenses have been incurred for due diligence and costs associated with the acquisition, start up, operations and investments including due diligence costs, deposits and capital to close investments for the benefit of the Company, as well as legal expenses associated in the drafting and negotiation of this Agreement (collectively, the “Start Up Expenses”). The Company has reimbursed the Executive for those actual expenses incurred as a result of the previous sentence. In addition, if any additional Start Up Expenses are incurred by the Executive during the Term of Employment, the Company agrees to reimburse the Executive for such actual expenses incurred within thirty (30) days of the date on which the Executive submits copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

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(b) Compensation/Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all directors & officers, medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans (collectively, the “Welfare Plans”), and any and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. The Company shall pay for the premiums on behalf of the Executive with respect to his participation in the Company’s Welfare Plans.

(c) Working Facilities. During the Term of Employment, the Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

(d) Equity Awards. During the Term of Employment, the Executive shall be eligible to be granted Equity Awards under (and therefore subject to all terms and conditions of) the Reven Housing REIT, Inc. 2012 Incentive Compensation Plan, as may be amended from time to time (the “Equity Plan”) or such other plans or programs as the Company may from time to time adopt, and subject to all rules of regulation of the Securities and Exchange Commission applicable thereto. The number and type of Equity Awards, and the terms and conditions thereof, shall be determined by the Compensation Committee of the Board, in its discretion and pursuant to the Equity Plan or the plan or arrangement pursuant to which they are granted.

(e) Other Benefits. The Executive shall be entitled to four (4) weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may be carried forward into the succeeding calendar years, provided, however, that in no event shall the amount of vacation accrued be more than eight (8) weeks during any calendar year. The Executive shall receive such additional benefits, if any, as the Board shall from time to time determine.

6. Termination.

(a) General. The Term of Employment shall terminate upon the earliest to occur of (i) the Executive’s death, (ii) a termination by the Company by reason of the Executive’s Disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by Executive with or without Good Reason. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, the Executive shall resign from any and all directorships, committee memberships or any other positions Executive holds with the Company or any of its subsidiaries. In no event shall the Executive, in his position as a member of the Board, have a vote on any determination to be made on behalf of the Company to terminate his employment.

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(b) Termination By Company for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause. In no event shall a termination of the Executive’s employment for Cause occur unless the Company gives written notice to the Executive in accordance with this Agreement stating with reasonable specificity the events or actions that constitute Cause and providing the Executive with an opportunity to cure (if curable) within a reasonable period of time. Cause shall in no event be deemed to exist except upon a decision made by the Board, at a meeting, duly called and noticed, to which the Executive (and the Executive’s counsel) shall be invited upon proper notice. For purposes of this Section 6(b), any good faith determination by the Board of Cause shall be binding and conclusive on all interested parties. In the event that the Term of Employment is terminated by the Company for Cause, Executive shall be entitled only to the Accrued Obligations.

(c) Disability. The Company shall have the option, in accordance with applicable law, to terminate the Term of Employment upon written notice to the Executive, at any time during which the Executive is suffering from a Disability. In the event that the Term of Employment is terminated due to the Executive’s Disability, the Executive shall be entitled to:

(i) the Accrued Obligations, payable as and when those amounts would have been payable had the Term of Employment not ended; and

(ii) the Termination Year Bonus, payable as and when those amounts would have been payable had the Term of Employment not ended.

(d) Death. In the event that the Term of Employment is terminated due to the Executive’s death, the Executive shall be entitled to:

(i) the Accrued Obligations, payable as and when those amounts would have been payable had the Term of Employment not ended; and

(ii) the Termination Year Bonus, payable as and when those amounts would have been payable had the Term of Employment not ended.

(e) Termination Without Cause. The Company may terminate the Term of Employment at any time without Cause, by written notice to the Executive not less than sixty (60) days prior to the effective date of such termination. In the event that the Term of Employment is terminated by the Company without Cause (other than due to the Executive’s death or Disability) the Executive shall be entitled to:

(i) The Accrued Obligations, payable as and when those amounts would have been payable had the Term of Employment not ended;

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(ii) the Termination Year Bonus, payable as and when those amounts would have been payable had the Term of Employment not ended;

(iii) The Severance Amount, payable on a pro-rata basis (determined by dividing the Severance Amount by the number of complete pay periods that end within the Severance Term) over the Severance Term at the same time as the Base Salary would have been payable if the Executive’s employment had not terminated;

(iv) A lump-sum payment equal to the Termination Payment, payable on the thirtieth (30th) day immediately following the Termination Date; and

(v) Continuation of the health benefits provided to Executive and his covered dependents under the Company health plans as in effect from time to time after the date of such termination at the same cost applicable to active employees until the earlier of: (A) the eighteen (18) month anniversary of the Termination Date, or (B) the date the Executive commences employment with any Person and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Executive to elect to continue his health insurance pursuant to COBRA.

(f) Termination by Executive for Good Reason. The Executive may terminate the Term of Employment for Good Reason upon written notice to the Company if all of the requirements for a Good Reason set forth in Section 1(q) hereof have been met, and the Executive shall be entitled to the same payments and benefits as provided in Section 6(e) above for a termination without Cause.

(g) Termination by Executive Without Good Reason. The Executive may terminate his employment without Good Reason by providing the Company sixty (60) days’ written notice of such termination. In the event of a termination of employment by the Executive under this Section 6(g), the Executive shall be entitled only to the Accrued Obligations. In the event of termination of the Executive’s employment under this Section 6(g), the Company may, in its sole and absolute discretion, by written notice, accelerate such date of termination and still have it treated as a termination without Good Reason.

(h) Termination Upon Expiration Date. In the event that Executive’s employment with the Company terminates upon the expiration of the Term of Employment, the Executive shall be entitled to the Accrued Obligations. In addition, if the Term of Employment terminates either because the Company refused to extend the Term of Employment without Cause (and other than by reason of the Executive’s Disability), the Executive refused to extend the Term for Good Reason,] the Executive shall be entitled to the same payments and benefits as provided in Section 6(e) above for a termination without Cause.

(i) Change in Control of the Company. If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason during the eighteen (18) month period immediately following the Change in Control, then in lieu of any amounts otherwise payable under 6(e), or 6(f) hereof, the Executive shall be entitled to:

(i) The Accrued Obligations, payable as and when those amounts would have been payable had the Term of Employment not ended;

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(ii) the Termination Year Bonus, payable as and when those amounts would have been payable had the Term of Employment not ended;

(iii) A lump-sum payment equal to the Severance Amount, payable on the thirtieth (30th) day immediately following the Termination Date;

(iv) A lump-sum payment equal to the Termination Payment, payable on the thirtieth (30th) day immediately following the Termination Date;

(v) Continuation of the health benefits provided to Executive and his covered dependants under the Company health plans as in effect from time to time after the date of such termination at the same cost applicable to active employees until the earlier of: (A) the eighteen (18) month anniversary of the Termination Date, or (B) the date Executive commences employment with any Person and, thus, is eligible for health insurance benefits; provided, however, that as a condition of continuation of such benefits, the Company may require the Executive to elect to continue his health insurance pursuant to COBRA; and

(vi) All stock options previously granted to the Executive that remain outstanding immediately prior to the effective date of a Change in Control shall become fully vested and exercisable upon the occurrence of such Change in Control and shall remain exercisable for a period of two (2) years thereafter regardless of whether Executive continues to be employed by the Company. If, upon the Change in Control, the Company is not a publicly traded corporation, the stock options shall be cancelled and, in exchange, the Company shall pay to the Executive, in full settlement of all rights with respect to the stock options, an aggregate amount in cash equal to the fair market value of a share of the Company’s Common Stock on the date the Change in Control minus the per share exercise price for the stock options, times the number of shares to which the stock options have not been exercised at the time of the Change in Control. Such cash payment shall be made within thirty (30) days of the effective date of the Change in Control.

(j) Release. Any payments due to Executive under this Article 6 (other than the Accrued Obligations or on any payments due on account of the Executive’s death) shall be conditioned upon Executive’s execution of a general release of claims in the form attached hereto as Exhibit A (subject to such modifications as the Company reasonably may request) that becomes irrevocable within thirty (30) days of the Termination Date. If the foregoing release is executed and delivered and no longer subject to revocation as provided in the preceding sentence, then the following shall apply:

(i) To the extent any such cash payment or continuing benefit to be provided is not “deferred compensation” for purposes of Section 409A, then such payment or benefit shall commence upon the first scheduled payment date immediately after the date the release is executed and no longer subject to revocation (the “Release Effective Date”). The first such cash payment shall include payment of all amounts that otherwise would have been due prior to the Release Effective Date under the terms of this Agreement had such payments commenced immediately upon the Termination Date, and any payments made thereafter shall continue as provided herein. The delayed benefits shall in any event expire at the time such benefits would have expired had such benefits commenced immediately following the Executive’s Date.

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(ii) To the extent any such cash payment or continuing benefit to be provided is “deferred compensation” for purposes of Section 409A of the Code, then such payments or benefits shall be made or commence upon the sixtieth (60) day following the Termination Date. The first such cash payment shall include payment of all amounts that otherwise would have been due prior thereto under the terms of this Agreement had such payments commenced immediately upon the Termination Date, and any payments made thereafter shall continue as provided herein. The delayed benefits shall in any event expire at the time such benefits would have expired had such benefits commenced immediately following the Termination Date.

The Company shall provide that Executive may continue to participate in any benefits delayed pursuant to this Section 6(j) during the period of such delay, provided that the Executive shall bear the full cost of such benefits during such delay period. Upon the date such benefits would otherwise commence pursuant to this Section 6(j), the Company may reimburse the Executive the Company’s share of the cost of such benefits, to the extent that such costs otherwise would have been paid by the Company or to the extent that such benefits otherwise would have been provided by the Company at no cost to the Executive, in each case had such benefits commenced immediately upon the Executive’s Termination Date. Any remaining benefits shall be reimbursed or provided by the Company in accordance with the schedule and procedures specified herein.

(k) Cooperation. Following the Term of Employment, the Executive shall give his assistance and cooperation willingly, upon reasonable advance notice with due consideration for his other business or personal commitments, in any matter relating to his position with the Company, or his expertise or experience as the Company may reasonably request, including his attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which he was involved or potentially had knowledge by virtue of his employment with the Company. In no event shall his cooperation materially interfere with his services for a subsequent employer or other similar service recipient. To the extent permitted by law, the Company agrees that (i) it shall promptly reimburse the Executive for his reasonable and documented expenses in connection with his rendering assistance and/or cooperation under this Section 6(l) upon his presentation of documentation for such expenses and (ii) the Executive shall be reasonably compensated for any continued material services as required under this Section 6(l).

(l) Return of Company Property. Following the Termination Date, the Executive or his personal representative shall return all Company property in his possession, including but not limited to all desk top computer equipment (hardware and software), telephones, facsimile machines, palm pilots and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, its customers and clients or its prospective customers and clients (provided that the Executive may retain any cell or smart phone, laptop or iPad including all copies the addresses contained in his rolodex, palm pilot, PDA or similar device).

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7.     Restrictive Covenants.

(a) Nonsolicitation of Employees and Certain Other Third Parties. At all times during the Restricted Period, the Executive shall not, directly or indirectly, for himself or for any other Person, firm, corporation, partnership, association or other entity (i) employ or attempt to employ or enter into any contractual arrangement with any employee, consultant or independent contractor performing services for the Company, or any Affiliate, unless such employee, consultant or independent contractor, has not been employed or engaged by the Company for a period in excess of six (6) months, and/or (ii) call on, solicit, or engage in business with, any of the actual or targeted prospective customers or clients of the Company or any Affiliate on behalf of any Person in connection with any Competitive Activity, nor shall the Executive make known the names and addresses of such actual or targeted prospective customers or clients, or any information relating in any manner to the trade or business relationships of the Company or any Affiliates with such customers or clients, other than in connection with the performance of the Executive’s duties under this Agreement, and/or (iii) persuade or encourage or attempt to persuade or encourage any Persons with whom the Company or any Affiliate does business or has some business relationship to cease doing business or to terminate its business relationship with the Company or any Affiliate or to engage in any Competitive Activity on its own or with any competitor of the Company or any Affiliate.

(b) Confidential Information. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or any Affiliate or for the benefit of any other Person or Persons, or misuse in any way, any Confidential Information pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company or any Affiliate (which shall include, but not be limited to, information concerning the Company's or any Affiliate’s financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company and its Affiliates that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company and its Affiliates with respect to all of such information. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information as required to perform his duties under this Agreement or to the extent required by law. If any Person or authority makes a demand on the Executive purporting to legally compel him to divulge any Confidential Information, the Executive immediately shall give notice of the demand to the Company so that the Company may first assess whether to challenge the demand prior to the Executive’s divulging of such Confidential Information. The Executive shall not divulge such Confidential Information until the Company either has concluded not to challenge the demand, or has exhausted its challenge, including appeals, if any. The Executive shall deliver promptly to the Company, upon termination of his employment with the Company, all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing such Confidential Information.

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(c) Ownership of Developments. All processes, concepts, techniques, inventions and works of authorship, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries, and all copyrights, patents, trade secrets, or other intellectual property rights associated therewith conceived, invented, made, developed or created by the Executive during the Term of Employment either during the course of performing work for the Company or its Affiliates, or their clients, or which are related in any manner to the business (commercial or experimental) of the Company or its Affiliates or their clients (collectively, the “Work Product”) shall belong exclusively to the Company and its Affiliates and shall, to the extent possible, be considered a work made by the Executive for hire for the Company and its Affiliates within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company and its Affiliates, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. The Executive shall further: (i) promptly disclose the Work Product to the Company; (ii) assign to the Company or its assignee, without additional compensation, all patent or other rights to such Work Product for the United States and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventions, all at the sole cost and expense of the Company. In addition, the Executive agrees that all Work Product which the Executive makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during his employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, and hereby assigns such Work Product and all rights therein to the Company.  No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code Section 2870.  The Company shall be the sole owner of all rights in connection therewith.  The Executive has reviewed the notification on Exhibit B and agree that his signature acknowledges receipt of the notification.

(d) Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company or its Affiliates, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and its Affiliates and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

(e) Acknowledgment by Executive. The Executive acknowledges and confirms that the restrictive covenants contained in this Section 7 (including without limitation the length of the term of the provisions of this Section 7) are reasonably necessary to protect the legitimate business interests of the Company and its Affiliates, and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that the compensation payable to the Executive under this Agreement is in consideration for the duties and obligations of the Executive hereunder, including the restrictive covenants contained in this Section 7, and that such compensation is sufficient, fair and reasonable. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 7 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company and its Affiliates is such as would cause the Company and its Affiliates serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company or its Affiliates in violation of the terms of this Section 7. The Executive further acknowledges that the restrictions contained in this Section 7 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns. The Executive expressly agrees that upon any breach or violation of the provisions of this Section 7, the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to (i) temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Section 7(i) hereof, and (ii) such damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or its Affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Section 7.

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(f) Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 7 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

(g) Extension of Time. If the Executive shall be in violation of any provision of this Section 7, then each time limitation set forth in this Section 7 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company or any its Affiliate seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 7 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

(h) Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 7 of this Agreement will cause irreparable harm and damage to the Company, and its Affiliates, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company and its Affiliates shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 7 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

8.        Representations and Warranties of Executive. The Executive represents and warrants to the Company that:

(a) The Executive’s employment will not conflict with or result in his breach of any agreement to which he is a party or otherwise may be bound;

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(b) The Executive has not violated, and in connection with his employment with the Company will not violate, any non-solicitation, non-competition or other similar covenant or agreement of a prior employer by which he is or may be bound; and

(c) In connection with Executive’s employment with the Company, he will not use any confidential or proprietary information that he may have obtained in connection with employment with any prior employer.

9.       Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

10.    Assignment. The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

11.   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

12.   Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in San Diego, California, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of California in San Diego County or the court of the United States, Southern District of California; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

13.   Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its Affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive. In the event of any conflict between the terms of this Agreement, the Equity Plan and other agreements, contracts or understandings involving the Executive, the terms of this Agreement shall prevail and supersede all other agreements, contracts and understandings.

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14.   Survival. The respective rights and obligations of the parties under Sections 6 through 26 hereunder shall survive any termination of the Executive’s employment hereunder, and the expiration of the Term of Employment.

15.   Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to 7911 Herschel Avenue, Suite 201, La Jolla, California 92037, Attention: Chief Financial Officer, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.

16.   Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

17.  Right to Consult with Counsel; No Drafting Party. The Executive acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Executive agrees that the obligations created hereby are not unreasonable. The Executive acknowledges that he has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

18.  Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

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19.  Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

20.   Damages; Attorneys Fees. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys' fees of the other.

21.  Set-off. The Company shall have the right to set-off any amounts payable by the Executive to the Company against any Base Salary or other payments by the Company to the Executive pursuant to this Agreement; provided, however, that if and to the extent required to comply with Section 409A of the Code, the Company may not set-off any amount payable to the Executive that is deferred compensation subject to Section 409A unless the amount payable by the Executive was incurred in the ordinary course of the service relationship between the Executive and the Company, the entire amount being set-off in any taxable year of the Company does not exceed $5,000, and the set off is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Executive (and/or such other requirements are met so as to avoid any violation of Section 409A of the Code as a result of the set-off).

22.   Section Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23.   No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

24.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

25.   Indemnification.

(a) Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

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(b) The Company shall pay any expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 26 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than 10 days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 25, together with a reasonable accounting of such expenses.

(c) The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 25 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

(d) The Company shall make the advances contemplated by this Section 25 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 25 shall be unsecured and interest-free.

(e) The provisions of this Section 25 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

26.   Compliance with Section 409A.

(a) General. It is the intention of both the Company and the Executive that the benefits and rights to which the Executive could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued there under (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Executive and on the Company).

(b) Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of the Executive’s employment shall be made unless and until the Executive incurs a “separation from service” within the meaning of Section 409A.

(c) 6 Month Delay for Specified Employees.

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(i) If the Executive is a “specified employee”, then no payment or benefit that is payable on account of the Executive’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is six months after the Executive’s “separation from service” (or, if earlier, the date of the Executive’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the Executive shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Executive is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any Person with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

(d) No Acceleration of Payments. Neither the Company nor the Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(e) Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(f) Taxable Reimbursements and In-Kind Benefits. If and to the extent required in order to comply with the requirements of Section 409A:

(i) Any reimbursements by the Company to the Executive of any eligible expenses under this Agreement that are not excludable from the Executive’s income for Federal income tax purposes (the “Taxable Reimbursements”) shall be made by no later than the last day of the taxable year of the Executive following the year in which the expense was incurred.

(ii) The amount of any Taxable Reimbursements, and the value of any in-kind benefits to be provided to the Executive, during any taxable year of the Executive shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Executive; provided, however, that this requirement shall not be deemed to have been violated with respect to any arrangement for the reimbursement of medical expenses referred to in Section 105(b) of the Code solely because the arrangement provides for the limit on the amount of any medical expenses that may be reimbursed under such arrangement over some or all of the period in which the reimbursement arrangement remains in effect. The right to any Taxable Reimbursements shall not be subject to liquidation or exchange for another benefit.

(g) No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Executive that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Executive or any beneficiary of the Executive for any tax, additional tax, interest or penalties that the Executive or any beneficiary of the Executive may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

REVEN HOUSING REIT, INC., a Colorado corporation

By:
Name: Michael P. Soni
Title: Secretary

EXECUTIVE:

CHAD CARPENTER

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EXHIBIT A
FORM OF RELEASE

RELEASE OF CLAIMS

1. _______________ (“Executive”), for himself and his family, heirs, executors, administrators, legal representatives and their respective successors and assigns, in exchange for the consideration received pursuant to Sections 6(c) (in the case of Disability), Sections 6(e) or 6(f) (other than the Accrued Obligations) of the Employment Agreement to which this release is attached as Exhibit A (the “Employment Agreement”), to which the Executive would not otherwise be entitled, and except as otherwise set forth in this Agreement, does hereby release and forever discharge _____________________ (the “Company”), its subsidiaries, affiliated companies, successors and assigns, and its current or former directors, officers, employees, shareholders or agents in such capacities (collectively with the Company, the “Released Parties”) from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, all claims under any applicable laws arising under or in connection with Executive’s employment or termination thereof, whether for tort, for breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, or defamation or injuries incurred on the job or incurred as a result of loss of employment. Executive acknowledges that the Company encouraged him to consult with an attorney of his choosing, and through this General Release of Claims encourages him to consult with his attorney with respect to possible claims under the Age Discrimination in Employment Act (“ADEA”) and that he understands that the ADEA is a Federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefits and benefit plans. Without limiting the generality of the release provided above, Executive expressly waives any and all claims under ADEA that he may have as of the date hereof. Executive further understands that by signing this General Release of Claims he is in fact waiving, releasing and forever giving up any claim under the ADEA as well as all other laws within the scope of this paragraph 1 that may have existed on or prior to the date hereof. Notwithstanding anything in this paragraph 1 to the contrary, this General Release of Claims shall not apply to (i) any rights to receive any payments or benefits pursuant to Section [ ] of the Employment Agreement, (ii) any rights or claims that may arise as a result of events occurring after the date this General Release of Claims is executed, (iii) any indemnification rights Executive may have as a former officer or director of the Company or its subsidiaries or affiliated companies, (iv) any claims for benefits under any directors’ and officers’ liability policy maintained by the Company or its subsidiaries or affiliated companies in accordance with the terms of such policy, and (v) any rights as a holder of equity securities of the Company.

In addition, Executive hereby acknowledges and agrees that he has read and understand Section 1542 of the Civil Code of the State of California, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In connection with such waiver and the above releases, Executive acknowledges that he is aware that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true, but that it is his intention hereby to fully, finally, and forever settle and release all such claims, matters, disputes, and differences, known or unknown, fixed or contingent, suspected or unsuspected, except as specifically set forth in this Agreement.  The release given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

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Executive hereby expressly waives and relinquishes all rights and benefits under that Section and any law or legal principle of similar effect in any jurisdiction with respect to the Executive’s release of unknown and unsuspected claims given in this Release. Executive have been advised by counsel and understand the meaning and consequences of Section 1542 and his waiver of said Section and its protections is knowing and voluntary.

2.    Executive represents that he has not filed against the Released Parties any complaints, charges, or lawsuits arising out of his employment, or any other matter arising on or prior to the date of this General Release of Claims, and covenants and agrees that he will never individually or with any person file, or commence the filing of, any charges, lawsuits, complaints or proceedings with any governmental agency, or against the Released Parties with respect to any of the matters released by Executive pursuant to paragraph 1 hereof (a “Proceeding”); provided, however, Executive shall not have relinquished his right to commence a Proceeding to challenge whether Executive knowingly and voluntarily waived his rights under ADEA.

3.    Executive hereby acknowledges that the Company has informed him that he has up to twenty-one (21) days to sign this General Release of Claims and he may knowingly and voluntarily waive that twenty-one (21) day period by signing this General Release of Claims earlier. Executive also understands that he shall have seven (7) days following the date on which he signs this General Release of Claims within which to revoke it by providing a written notice of his revocation to the Company.

4.    Executive acknowledges that this General Release of Claims will be governed by and construed and enforced in accordance with the internal laws of the State of California applicable to contracts made and to be performed entirely within such State.

5.    Executive acknowledges that he has read this General Release of Claims, that he has been advised that he should consult with an attorney before he executes this general release of claims, and that he understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences thereof.

6.    This General Release of Claims shall take effect on the eighth day following Executive’s execution of this General Release of Claims unless Executive’s written revocation is delivered to the Company within seven (7) days after such execution.

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EXHIBIT B
LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.             Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

2.             Result from any work performed by you for the Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

Dated: February , 2013	CHAD CARPENTER

Employee Signature

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